Exhibit 21(B)





                           METROPOLITAN EDISON COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





   NAME OF                                                          STATE OF
 SUBSIDIARIES                       BUSINESS                     INCORPORATION


 YORK HAVEN POWER COMPANY        HYDROELECTRIC GENERATING        NEW YORK
                                  STATION

 MET-ED PREFERRED                SPECIAL-PURPOSE                 DELAWARE
  CAPITAL, INC.
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